Exhibit 23.1
- Consent of Independent Registered Public Accounting Firm -

The Board of Directors and Stockholders
First Community Bancshares, Inc.
We consent to use of our reports dated March 12, 2008, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting included in First Community Bancshares, Inc. 2007 Annual Report on Form 10-K, incorporated by reference herein, and to the reference to our firm under the heading “Experts” in the prospectus/registration statement.

Asheville, North Carolina
September 26, 2008